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Exhibit 10.21

Severance Agreement

This Severance Agreement (the "Severance Agreement) dated August 17, 1998 between First Priority Group, Inc., a New York corporation with offices at 51 East Bethpage Road, Plainview, New York 11803 (the "Company") and MICHAEL KARPOFF, an individual residing at 32 Gramercy Park South, New York, NY. 10003 (hereinafter referred to as the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company and the Executive wish not to renew the employment agreement of the Executive; and

     WHEREAS, the Company agrees to make severance payments to the Executive;
and

     WHEREAS, the Company wishes to limit the sale of the Executive's holdings in the common stock of the Company; and

     WHEREAS, the Executive agrees to accept the severance payment; NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Effective December 31, 2000, the Executive's employment with the Company shall terminate (the "Termination Date"). While the Company has no established policy with regard to severance and the Executive acknowledges that the payment of any severance is at the Company's discretion, the Company will, on the terms and conditions as set forth herein, provide the Executive with total payments of One Hundred Thousand Dollars ($100,000) (the "Severance Payment") due and payable quarterly in equal installments of Twelve Thousand and Five Hundred Dollars ($12,500) (the "Quarterly Severance Payment"), subject to normal payroll withholdings,



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commencing on March 31, 1999, with additional payments due and payable on June
30, 1999, September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000,
September 30, 2000, and December 31, 2000.

     Additionally, the Company agrees to maintain the Executive's present health insurance through December 31, 1998, and to the extent that his stock options remain exercisable, the Executive shall have the right to exercise all stock options previously granted to him through the Termination Date and such additional period of time as provided for in each stock option agreement following the termination of employment.

     2. During the period commencing on the date hereof and ending on December 31, 2000 (the "Severance Period"), the Executive shall have no obligation to report to work and have no defined employment duties and/or responsibilities. During the Severance Period, the Executive agrees that he will make himself available, upon reasonable notice to the Executive, from time to time as the Company reasonably requests, to permit employees, agents or advisors of the Company to consult with the Executive on business matters.

     The Company agrees to unconditionally make The Severance Payment contemplated herein subject only to Paragraphs 4 and 10 of this Severance Agreement and Paragraph 7 of the Employment Agreement, to the extent that such restricted business activity is related to automotive products and/or services. The Severance Payment will be paid irrespective of whether the Executive has accepted employment with another company.

     3. Effective on the date hereof, the Company and the Executive agree to the termination of the Employment Agreement dated January 18, 1996, as amended (the "Employment Agreement") with all rights and obligations of both parties terminating on the date hereof, except for Paragraph 7 of the Employment Agreement, which shall survive the termination of the Employment Agreement. Additionally, the Executive agrees to resign from the Board of Directors and as an officer of the Company and any of its subsidiaries on the date hereof. Such resignation from the Board of Directors of the Company shall be for "without cause".

     4. The Executive confirms that the Severance Payment constitutes good and valuable consideration. In consideration of the Severance Payment, the Executive



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hereby agrees that following the date hereof, after expiration of the
Consideration Period and the Recision Period, he shall execute a release substantially in the form as attached as Exhibit A (the "Release"). Execution of this Release shall be a condition precedent to the Executive receiving any portion of the Severance Payment set forth herein.

     5. The Company agrees from the date hereof not to make any disparaging statements concerning the Executive. The Executive also agrees not to make any disparaging statements concerning the Company or any of its officers, directors, employees or any of the Company's affiliated companies or their officers, directors and employees.

     6. The Release provides for the waiver by the Executive of his/her rights or claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the waiver of these rights or claims are in exchange for consideration that was not due the Executive by law and/or contract.

     7. The Executive will not at any time (i) testify or give evidence in any forum concerning the Executive's employment with the Company, unless the Executive is: (i) required by law to do so, or (ii) requested to do so in writing by an authorized official of the Company.

     8. The Executive agrees not sell or transfer any of his holdings, or those held jointly with another, in the common stock of the Company ("Common Stock"), presently held or acquired after the date hereof, through December 31, 2000 except as set forth below:

     (a) For the period commencing on the date hereof through December 31, 2000, but no earlier than January 1, 1999, for any twelve (12) month period, the Executive may not sell: (i) more than 35,000 shares of Common Stock, or (ii) more than the number of shares of Common Stock having an aggregate value, on the date of sale, of One Hundred Twenty-five Thousand Dollars ($125,000), whichever is greater.

     (b) To the extent that Barry Siegel is able to sell a portion of his holdings in the Common Stock, the Executive shall be notified and permitted to sell his holdings to the same purchaser to the extent that Barry Siegel, the Executive and all other sellers sharing such sale rights, shall sell their Common Stock on an equal pro rata basis.



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     (c) To the extent that the Executive transfers shares of Common Stock to the Company in lieu of payment of the exercise price for the exercise of stock options held by the Executive.

     (d) To the extent that all shareholders of the Company are offered an opportunity to sell, transfer or exchange their shares of Common Stock.

     (e) As permitted by the Board of Directors of the Company.

     (f) To the extent that the Executive transfers shares of Common Stock in a private sale, as long as the transferee shall be bound by the same restrictions of transfer as set forth above.

     (g) Nothwithstanding the above, the Executive shall be able to sell to Gerald M. Zutler Common Stock valued at $100,000 within sixty (60) days of the date hereof, which sale shall not affect the limitation in Subparagraph 8(a).

         For the period commencing on the date hereof through December 31, 2000, the Executive agrees to deliver all stock certificates representing ownership in the Common Stock, including those shares held in street name or issued pursuant to the exercise of a stock option, to the Company's counsel so that a restrictive legend may be place upon the certificate in substantially the form as set forth below

               (A) for one certificate of 35,000 shares of Common Stock:

                    The shares represented by this certificate shall be restricted from transfer pursuant to the Agreement dated August 17, 1998 between the Company and Michael Karpoff (the "Agreement") which restriction shall expire on December 31, 1998. Such restriction shall not be removed without an opinion of counsel of the Company that such restriction has lapsed or is permitted pursuant to this Agreement.

               (B) for all other certificates of Common Stock:



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                    The shares represented by this certificate shall be
                    restricted from transfer pursuant to the Agreement dated August 17, 1998 between the Company and Michael Karpoff (the "Agreement") which restriction shall expire on December 31, 2000. Such restriction shall not be removed without an opinion of counsel of the Company that such restriction has lapsed or is permitted pursuant to this Agreement.

Following the placement of the restrictive legend upon the certificate, the certificate shall be returned to the previous holder.

     9. The Executive agrees to return forthwith to the Company all Company property, if any, in the Executive's possession, including but not limited to, any and all account records, checks, credit cards, papers, presentations, plans, documents, files, price lists, product information, drawings, financial statements, notes, whatsoever, including all photocopies thereof, at the time of executing this Agreement.

     10. The Executive agrees that for the period in which the Executive is receiving the Severance Payment and for one year thereafter, the Executive agrees not to engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchiser or franchisee, proprietor, syndicate member, or shareholder that operates in any business of the Company, or its subsidiaries, or in any business that was planned by the Company or its subsidiaries prior to the Termination Date, to the extent such business is related to automotive products and/or services.

     11. It is hereby irrevocably agreed that all actions, suits or proceedings between or among the parties hereto, or any of them, arising out of, in connection with or relating to this Agreement shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of, the Supreme Court of the State of New York for Nassau County or the United States District Court for the



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Eastern District of New York. The parties also agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which any of them may now or hereafter have to the venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     12. It is mutually understood and agreed that in the event of any breach of this Severance Agreement by the Company or the Executive, either party shall be entitled to equitable relief by way of injunction or otherwise, in addition to money damages that the aggrieved party may be entitled to recover. In the event that either party to this Agreement shall commence any action against the other and such action results in a final judgement being rendered by a court of competent jurisdiction, the prevailing party shall have their legal fees and disbursements necessary for the prosecution or defense of such action paid by the non-prevailing party.

     13. Any notice, request, or other communication given hereunder shall be in writing and if given by the Executive to the Company shall be sent by certified or registered mail, postage prepaid, addressed to the Company and if given by the Company to the Executive, shall be sent by certified or registered mail, postage prepaid, addressed to the Executive. In each instance, the proper mailing address shall be to: (i) the Company, at 51 East Bethpage Road, Plainview, New York 11803, Attention: Barry Siegel, with a copy to Lawrence A. Muenz, Esq., Muenz & Meritz, P.C., 3 Hughes Place, Dix Hills, New York 11746, and (ii) the Executive, at 32 Gramercy Park South, New York, NY. 10003, with a copy to Eric J. Lobenfeld, Esq., Chadbourne & Parke, 30 Rockefeller Plaza, New York, New York 10112.

     14. This Agreement sets forth the entire agreement between the Executive and the Company concerning the above subject matter and supersedes any and all other agreements between us, whether written or oral, on the subject matter. The terms of this Agreement may not be changed or modified except by an instrument in writing duly signed by the Executive and by an authorized representative of the Company.

     15. This Agreement shall be governed by and construed under the laws of the State of New York.



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     16. If any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction or any governmental agency, that portion only shall be deemed deleted as though it had never been included herein, but the remainder of this Agreement shall remain in full force and effect. However, if the Release portion of the Agreement is held invalid or unenforceable by a court of competent jurisdiction or any governmental agency, any payments accepted and retained by the Executive under this Agreement shall be returned immediately to the Company.

Agreed and Accepted:

First Priority Group, Inc.                         Michael Karpoff



By:                                             By:
   ----------------------------------              -----------------------------

Name:                                           Date:
     --------------------------------                ---------------------------

Title:
      -------------------------------

Date:
     --------------------------------



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                                                                       Exhibit A

CONSULT WITH A LAWYER BEFORE SIGNING THIS AGREEMENT. BY SIGNING THIS AGREEMENT YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.

This Severance Agreement (the "Severance Agreement) dated August 17, 1998 between First Priority Group, Inc., a New York corporation with offices at 51 East Bethpage Road, Plainview, New York 11803 (the "Company") and MICHAEL KARPOFF, an individual residing at 32 Gramercy Park South, New York, NY. 10003 (hereinafter referred to as the "Executive").

     1. This Exhibit A (the "Release") shall be considered an integral part of the Severance Agreement and hereby incorporated by reference. The Executive confirms that the Severance Payment constitutes good and valuable consideration. In consideration of the Severance Payment, the Executive hereby releases the Company, any subsidiaries or affiliated companies, and their respective past and present officers, directors, agents and employees ("Released Parties") from all claims (other than claims for payments provided for under this Release), causes of action or liabilities of any kind and nature whatsoever that may have arisen up through the date of this Release, including but not limited to all claims, causes of action or liabilities arising from the Executive's employment with the Company; Worker's Compensation or disability claims under state of local law; claims of discrimination under Title VII of the Civil Rights Act of 1991, including the Equal Employment Opportunity Act of 1972; the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Worker Adjustment and Retraining Notification Act of 1988; 42 U.S.C. ss.1981; and state or local law, rules or regulations, claims relating to wages and hours under the Fair Labor Standards Act, and regulations or equivalent state or local wage and hour laws and regulations, and claims under any express or implied contract, tortious conduct, libel, slander or defamation.

The Executive intends to waive and release any rights the Executive may have under these and other laws, but the Executive does not intend to, nor is the Executive waiving any rights or claims that may arise under the Age



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Discrimination in Employment Act of 1967, as amended ("ADEA") after the date that the Executive signs this

Agreement

     2. This Release provides for the waiver by the Executive of his/her rights or claims under the ADEA, and the waiver of these rights or claims are in exchange for consideration that was not due the Executive by law and/or contract.

     3. The Executive represents that the Executive has not filed any complaints or charges against the Released Parties with any local, state or federal agency or court, and that Executive will not at any time hereafter file any complaints or charges arising from the Executive's termination, nor, has the Executive or will the Executive contact any local, state or federal agency regarding the activities of the Company in operating its business. Should any such agency or court assume jurisdiction of any such complaint or charge, or commence any investigation or inquiry concerning the business practices of the Company, the Executive will immediately request such agency or court not to exercise such jurisdiction and will in no event participate personally or otherwise in any such proceeding, nor voluntarily respond to any agency inquiries without being compelled to respond under applicable law.

     4. The Executive was given a copy of this Release on __________________. The Executive has had an opportunity to consult with an attorney before signing this Release and was given a period of at least twenty-one (21) days, or ______________ to consider this Release (the "Consideration Period").

     The Executive has seven (7) days to revoke this Release after the Executive signs it. This Release will not become effective or enforceable until seven (7) days after the Company has received the Executive's signed copy of this Release.

Please write the following in the space provided below, if it is true and correct:

     The Executive has read this Release and the Executive understands all of its terms. The Executive hereby enters into and signs this Release knowingly and voluntarily, with full knowledge of what it means.



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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------

Agreed and Accepted:

First Priority Group, Inc.                      Michael Karpoff

By:                                        By:
   --------------------------------           ----------------------------------

Name:                                      Date:
     ------------------------------             --------------------------------

Title:
      -----------------------------

Date:
     ------------------------------



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Exhibit 21

                              List of Subsidiaries

Subsidiary                                               State of Incorporation

National Fleet Service, Inc.                             New York State
Driver's Shield, Inc.                                    New York
FPG Acquisition Corp.                                    Arizona




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